                                                                    Exhibit 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Rule 462(b) Registration Statement of our reports dated December 6, 1999, relating to the consolidated financial statements and the financial statement schedule of Lante Corporation, which appear in the Lante Corporation Registration Statement on Form S-1 (No. 333-92373). We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement on Form S-1 (No. 333-92373).






/s/ PricewaterhouseCoopers LLP
----------------------------------------
PricewaterhouseCoopers LLP
Chicago, Illinois February 10, 2000